                              SETTLEMENT AGREEMENT

This AGREEMENT is made this 25th day of October 2002, (the " Agreement") by and between GenoMed, Inc. a Florida corporation (the "Company"), and Jerry White
("White"), an individual residing in the State of Missouri.

Whereas, on November 15, 2001, the Company entered into a five year extendable employment agreement with White which is attached hereto as exhibit A (the
"employment contract").

Whereas, White desires to remise, release, acquit, and forever discharge the
Company from its obligations arising from the Employment contract.

Whereas, on October 21, 2002, Jerry White tendered his written notice of his voluntary resignation as the Company's President, Chief Executive Officer, Chief
Financial Officer, Chief Accounting Officer, and Director ("the resignation").

Whereas, on October 22, 2002, the Company accepted the written resignation of
White.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties hereto, the parties hereto agree as follows:

1.  Resignation of White.
The parties acknowledge that White's resignation was voluntary and not at the request of the Company. Additionally, White represents that his resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices or any other matters pertaining to the Company or its business.

2. Issuance of Options to White.
Contemporaneous with the execution of this agreement, the Company hereby grants to Jerry White options to purchase 6,000,000 shares of common stock of the
Company. The terms of the grant of the options to White are set forth in the
Stock Option Agreement ("Option Agreement") attached hereto as Exhibit B of even date hereof. The Option Agreement is hereby made a part hereof.

3. Securities Law Matters.
White is receiving the options for White's own account without the participation of any other person and with the intent of holding the options and underlying
Shares for investment and without the intent of participating directly or indirectly in a distribution of the Options or underlying Shares, or any portion thereof and not with a view to, or for resale in connection with, any distribution of the Shares, or any portion thereof. White has read, understands and consulted with legal counsel regarding the limitations and requirements of
Section 5 of the 1933 Act. White will in any event offer, sell, pledge, convey or otherwise transfer the options or underlying Shares, or any portion thereof, only if: (i) pursuant to an effective registration statement under the 1933 Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the 1933 Act and such laws; or (ii) or pursuant to a valid exemption from registration.

4. Accredited Investor.
White is an accredited investor as such term is defined in Rule 501(a)
promulgated by the Securities and Exchange Commission ("SEC") under the 1933
Act. White is not entering into this agreement or investing in the options or underlying Shares based upon any representation, oral or written, by any person with respect to the Company's operations and/or financial condition or with respect to the current or future value, if any, of, or the income, if any, from, the Options or underlying Shares.

5. Reliance upon third parties.
White represents that he has consulted with his own attorney prior to entering into this agreement. White represents that in executing this Agreement he has not relied and does not rely upon any representation or statement other than those set forth herein.

6. Release of the Company.
White hereby remises releases, acquits, satisfies, and forever discharges the
Company and its officers, directors, employees, agents, consultants and attorneys from any and all manner of action and actions, cause and causes of action, suits, debts, dues, grievances, sums of money accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or in equity which White ever had, now has, or which any personal representative, successor, heir or assign of White, hereafter can shall or may have against the Company and it's officers, directors, employees, agents, consultants and attorneys for, upon, or by reason of any matter, cause or thing whatsoever including the employment agreement, from the beginning of the world to the day of these presents.

7. Survival of the Obligations of White.
The obligations of White arising from the employment agreement in the sections of the employment agreement identified below shall remain in full force and effect and shall not be modified, limited or released by the execution of this agreement. The following sections of the employment agreement shall remain in full force and effect and are incorporated herein and made a part hereof:
        o  paragraph 5. Proprietary Interests;
        o  paragraph 6. Restrictive Covenants; and
        o  paragraph 7. Remedies for Breach of Executive's Obligations.

8. Default
Any breach by White of any of the obligations of paragraphs 5, 6 or paragraph 7 of the employment contract, shall constitute a breach of this agreement. White's actions shall be deemed to constitute a breach if all members of the Board of
Directors of the Company by special meeting of the Directors, determine that
White committed such a breach. Should the Board make such a determination, White agrees to forfeit the options and return any common shares issued to White as a result of the exercise of the options to White for cancellation. Should the
Board determine that such breach has occurred, White shall have no remedy, claim or entitlement to the options or underlying shares. This remedy provided in this section shall not be exclusive and shall not in any way limit, modify or alter any other remedies available to the Company for a breach by White.

9. Jurisdiction.
This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without regard to conflict of law principles. The parties further agree that any action and/or proceeding relating to or arising out of this Agreement entitle the prevailing party in any such action and/or proceeding to recover from the other party reasonable attorneys' fees and costs.

10.  Survival of Representations.
The representations, warranties, covenants set forth herein as well as the indemnification provisions hereof shall survive the termination of this
Agreement at whatever time and for whatever reason.

11. Notices.
Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (with printed confirmation received by the sender of such facsimile communication); (iii) three (3) days after being sent by U.S. certified mail, return receipt requested, or (iv) one (1) day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

           If to the Company:
-------------------------------------------------------------------------------
           GenoMed, Inc.
           4560 Clayton Avenue
           St. Louis, Missouri 63110
           Attention: David Moskowitz, Chief Executive Officer
           Facsimile No. (314) 977-0042

           If to White:
           16608 Marcross Court
           Chesterfield, Missouri
           Facsimile No. (262) 695-1721

12. Execution Via Facsimile and in Counterparts.
This Agreement may be executed via facsimile and in counterparts.

13. Entire Agreement; Amendments.
This Agreement supersedes all other prior oral or written agreements between the
Company, and White, their respective affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, the Company makes any representation, warranty , covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

14. Arbitration.
The parties acknowledge and agree that any controversy or claim arising out of or relating to this agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

15. Headings.
The headings used in this document are for organizational purposes only and should not be interpreted as altering in any way or eliminating provisions contained herein.

16. Waiver
No delay or failure on the part of the Company to exercise any power or right shall operate as a waiver and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise nor shall the failure to exercise any such right create liability for the Company.

17. Interpretation.
This Agreement is to be construed fairly, simply, and not strictly for or against either of the parties hereto. The section headings contained herein are for convenience of reference only, and shall not affect the meaning or interpretation of any provision thereof. The parties to this Agreement acknowledge that they each carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter shall not be applicable.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

THE COMPANY:
GenoMed, Inc.

/s/Dr. David Moskowitz
BY: Dr. David Moskowitz, President, Chief Executive Officer

/s/Jerry White
Jerry White, an individual

EXHIBIT A

                              EMPLOYMENT AGREEMENT

     Agreement made as of November 15, 2001 by and between GenoMed, Inc., a
Florida corporation (the "Company"), having its principal place of business at
4560 Clayton Ave., St. Louis, Missouri, 63110, and Jerry E. White (the
"Executive") currently residing at N 26 W 26 431 Quail Hollow Rd., Pewaukee
53072.

                             BACKGROUND INFORMATION

     The Company wishes to secure the employment services of the Executive for a definite period of time and upon the particular terms and conditions hereinafter set forth. The Executive is willing to be so employed. Accordingly, the parties agree as follows:

                              OPERATIVE PROVISIONS

1. Employment and Term.

     The Company hereby employs Executive and the latter hereby accepts employment by the Company for the five (5) year period commencing on January 1,
2002 (the "Commencement Date") and expiring December 31, 2007, which employment shall be automatically extended for unlimited successive one (1) year periods unless it is terminated during the pendency of any such period, whether initial or extended, by the occurrence of one of the events described in Section 8.
hereof, or at the end of any such period (subject to extension by operation of the disability provisions contained in Section 8.) by one party furnishing the other with written notice, at least sixty (60) days prior to the expiration of such period, of any intent to terminate this Agreement upon the expiration of such period.

2. Duties.

     During the term of this Agreement, whether initial or extended, the
Executive shall render to the Company services as Chief Executive Officer and shall perform such duties as may be designated by and subject to the supervision of the Company's Board of Directors, and shall serve in such additional capacities appropriate to his responsibilities and skills as shall be designated by the Company, through action of its Board of Directors. During such period, the Executive shall devote his full attention, time and energies to the business affairs of the Company (subject to the terms of Section 4 below), and will use his best efforts to promote the interests and reputation of the Company;
provided that he may pursue such non-competitive activities during weekdays and on weekends, such as teaching, entertaining, consulting or other remunerative or non-remunerative affairs, as do not interfere, to any degree, with the complete performance of his obligations hereunder. Any question of interpretation which may arise under the preceding provision shall be resolved by majority decision of the Company's Board of Directors. Hours of service to the Company during the term of this Agreement shall be a minimum of forty (40) per week and otherwise as determined by the Company's Board of Directors. During the pendency of this
Agreement, without his written consent, the Company shall not remove the
Executive's permanent place of business from St. Louis county in the state of
Missouri.

3. Compensation.

a.   Salary. For the services to be rendered by the Executive under this
     Agreement, the Company shall pay him, while he is adequately rendering such services and performing his duties hereunder, and the Executive shall accept as full payment for such service, a base compensation of one hundred twenty-five thousand dollars ($125,000.00) per year, (inclusive of any amounts subject to federal or state employment related withholding requirements), payable in arrears in equal installments on a bi-weekly basis occurring during the period of employment or otherwise as the parties may agree. Such base compensation may be periodically increased on any anniversary of the Commencement Date to take into account superior performance or increases, if any, in the annual cost of living, and may at such  time be supplemented by discretionary bonuses or other benefits payable from time to time, all as determined by action of the Company's
     Board of Directors. Executive does not require health insurance.

b.   Stock. Executive shall be entitled to five million (5,000,000) shares of common stock of Company payable at the end of each year of employment for five (5) consecutive years. If Executive is terminated for any reason outlined in Section 8 hereof, Executive shall be entitled to the five million (5,000,000) shares due for that year payable within thirty (30)
     days of termination. In the event of voluntary resignation, Executive shall be entitled to a prorated number of shares based on the total number of shares due for that time period.

     Executive hereby agrees that the certificate(s) representing such shares may bear a legend, as set forth below, setting forth the restrictions upon transfer and requiring evidence of compliance with applicable provisions of the 1933 Act and the terms of this Agreement.

          These shares have not been registered under the U.S. Securities Act of
          1933 as amended, having been acquired for investment purposes only and not with a view to redistribute. They may not be sold or offered for in absence of an effective registration statement as to the shares under the Securities Act of 1933 as amended, or an opinion of counsel satisfactory to the corporation and an exemption from the Securities
          Act of 1933 as amended, is available and that such registration is not required, or in the alternative that such shares may be sold under
          Rule 144 as promulgated by the Securities and Exchange Commission of the United States.

4. Vacation: Fringe Benefits: Reimbursement of Expenses.

     The Executive shall be entitled to two (2) weeks of fully paid vacation during the initial and each extended term of this Agreement. He shall not be entitled to receive monetary or other valuable consideration for vacation time to which he is entitled but does not take. The timing of vacation periods shall be within the discretion of the Company, reasonably exercised so as not to unnecessarily inconvenience the Executive.

     During his period of employment hereunder, the Executive shall further be entitled to (a) such leave by reason of physical or mental disability or incapacity and to such participation in medical and life insurance, pension benefits, disability and other fringe benefit plans as the Company may make generally available to all of its executive employees from time to time;
subject, however, as to such plans, to such budgetary constraints or other limitations as may be imposed by the Board of Directors of the Company from time to time; and (b) reimbursement for all normal and reasonable expenses necessarily incurred by him in the performance of his obligations hereunder, subject to such reasonable substantiation requirements as may be imposed by the
Company.

5. Proprietary Interests.

     During or after the expiration of his term of employment with the Company, the Executive shall not communicate or divulge to, or use for the benefit of, any individual, association, partnership, trust, corporation or other entity except the Company, any proprietary information of the Company received by the
Executive by virtue of such employment, without first being in receipt of the
Company's written consent to do so.

6. Restrictive Covenant.

     During the term of his employment hereunder and for the one (1) year period following the termination thereof for any reason other than (a) the
Company's discontinuance of activities; (b) an adjudication of the Company's material breach of any of its obligations set forth in Sections 1-4, inclusive;
or (c) a termination of the Executive by the Company under the provisions of subparagraph d. (2) of Section 8 below, the Executive shall not, directly or indirectly, engage in or become an owner of, render any service to, enter the employment of, or represent or solicit for any business which competes with any activity of the Company conducted at any time during the Executive's period of employment and which is located in any county of the State of Missouri in which the Company shall maintain any activity. The parties expressly agree that the duration and geographical area of this restrictive covenant are reasonable.

     This covenant shall be construed as an agreement independent of any other provision herein, and the existence of any claim or cause of action of the
Executive against the Company regardless of how arising, shall not constitute a defense to the enforcement by the Company of its terms. If any portion of the covenant is held by a court of Law to be unenforceable with respect either to its duration or geographical area, for whatever reason, it shall be considered divisible both as to time and geographical area, so that each month of the specified period shall be deemed a separate period of time and each county within the State of Missouri a separate geographical area, resulting in an intended requirement that the longest lesser period of time or largest lesser geographical area found by such court to be a reasonable restriction shall remain an effective restrictive covenant, specifically enforceable against the
Executive.

     Notwithstanding any statement contained in this Section 6. to the contrary, legal or beneficial ownership by the Executive of a less than five percent (5%)
interest in a competitive corporation at least one (1) class of capital stock of which is publicly traded on a national or regional stock exchange or by means of an electronic interdealer quotation system, shall not be deemed to constitute a breach by the Executive of the terms hereof.

7. Remedies for Breach of Executive's Obligations.

     The parties agree that the services of the Executive are of a personal, specific, unique and extraordinary character and cannot be readily replaced by the Company. They further agree that in the course of performing his services, the Executive will have access to various types of proprietary information of the Company which, if released to others or used by the Executive other than for the benefit of the Company in either case without the Company's consent, could cause the Company to suffer irreparable injury. Therefore, the obligations of the Executive established under §§ 5. and 6. hereof shall be enforceable both at law and in equity, by injunction, specific performance, damages or other remedy; and the right of the Company to obtain any such remedy shall be cumulative and not alternative and shall not be exhausted by anyone or more uses thereof.

8. Modification and Termination.

     a. Modification. This Agreement may be amended or modified only with the mutual written consent of the parties, and in its present form consists of the entire Agreement between the parties.

     b. Termination - General. This Agreement is subject to termination prior to the expiration of its initial or any extended term, if by the Executive upon delivery to the Company of written notice of such intention, which notice shall be deemed to result in termination thirty (30) days after its receipt by the
Company (the Company having the right following such receipt to accelerate the effective date of termination but retaining the obligation to pay Executive his compensation due for the full thirty (30) day period); and if by the Company upon the occurrence of anyone of the following events: (a) the death of the
Executive; (b) the occurrence to Executive of a physical or mental disability which, in the judgment, reasonably exercised. of the Board of Directors, renders him unable to perform his normal duties on behalf of the Company for a continuous period of six (6) months (measured from the first day of the month immediately following the occurrence of such disability); or (c) a determination by the Board of Directors that there is cause (as described in subsection d.
below) to terminate Executive's employment.

     c. By Death or Disability. In the event of the Executive's death, his base compensation otherwise due for the succeeding three (3) full calendar months following his death shall be paid to his Beneficiary. In the event of his disability, for the period ending on the last business day of the third calendar month following the occurrence of such disability, the Executive shall be paid his base compensation (reduced by any amount received by the Executive under the terms of any disability insurance policy maintained by the Company at its sole expense); thereafter, for the succeeding three (3) months shall be treated as being on an authorized but unpaid leave of absence.

     d. For Cause. In the event of a decision by the Board of Directors to terminate Executive's employment for cause:

     1. If, in the judgment of the Company's Board of Directors, reasonably exercised, such termination is due to (i) the Executive's willful misconduct or gross negligence; (ii) his conscious disregard of his obligations hereunder or of any other duties reasonably assigned him by the
     Company; (iii) his repeated conscious violation of any provision of the
     Company's By-laws or of its other stated policies, standards or regulations; (iv) his commission of any act involving moral turpitude; or
     (v) a determination that he has demonstrated a dependence upon any addictive substance, including alcohol, controlled substances, narcotics or barbiturates; then, upon termination, he shall be entitled to receive severance pay in an amount equal to ten percent (10%) of his annual base compensation. As a condition precedent to the Company's right to terminate this  Agreement for one of the causes specified in the preceding sentence which requires a repeated action or omission by the Executive [clauses (i),
     (ii) and (iii)], there shall have been created by the Company and furnished to the Executive, within the sixty (60) day period immediately following commission of the proscribed act or omission, a written description thereof and a statement advising him that the Company views such conduct as being of the type which could lead to a termination of this Agreement under the provisions of Section 8d. Further, if the Company seeks to terminate this
     Agreement on the basis of clause (iii), it must be able to demonstrate that the Executive has been furnished with a copy of the By-law provision, or of the policy, standard or regulation which he is being accused of having violated, at a time prior to the alleged commission of the violation.

     2. If certain performances are not met during this Agreement, those being seventy-five percent (75%) of the performance requirements in Exhibit A
     {the "Business Plan"), the Agreement may be terminated, and Executive shall be entitled to receive an amount equal to twenty-five percent (25%) of his annual base compensation.

     e. Payment of Termination Compensation: Continued Effectiveness of Certain
Obligations. Any compensation due the Executive as a result of the premature termination of his employment status shall be paid to him after termination as one lump sum. No termination or expiration of this Agreement, whether consummated by action of either party or by operation of the terms hereof, shall relieve the Executive from his continued performance of the obligations established under Sections 5. and 6. hereof.

9. Indebtedness of Executive.

     If, during the course of his employment, Executive becomes indebted to the
Company for any reason, the Company shall, if it so elects, have the right to set-off and to collect any sums due it from the Executive out of any amounts which it may owe to the Executive for unpaid compensation. In the event that this Agreement terminates for any reason, all sums owed by the Executive to the
Company shall become immediately due and payable.

10. Miscellaneous Provisions.

     a. Nonassignability: Neither this Agreement nor any right or interest hereunder shall be assignable by the Executive, his Beneficiary of his legal representatives except as otherwise expressly provided herein.

     b. Enforceability: If any term or condition or this Agreement shall be invalid or unenforceable to any extent or in any application, then the remainder of this Agreement, and such term or condition except to such extent or in such application, shall not be affected thereby and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

     c. Notice: All notices or other communications required or permitted to be furnished pursuant to this Agreement shall be in writing and shall be considered as properly furnished if hand delivered, mailed from within the United States by certified or registered mail, or sent by prepaid telegram to the recipient party at the address appearing in the preamble to this Agreement or to such other address as any such party may have designated by like notice forwarded to the other party hereto. Change of address notices shall be deemed furnished when received. All other notices shall be deemed furnished when mailed, telegraphed or hand delivered.

     d. Application of Missouri Law: This Agreement, and the application or interpretation thereof, shall be governed exclusively by its terms and by the laws of the State of Missouri. Venue shall be deemed located in St. Louis
County, Missouri.

     e. Counterparts: This Agreement may be executed by any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     f. Binding Effect: Each of the provisions and agreements herein contained shall be binding upon and inure to the benefit of the personal representatives, devisees, heirs, successors, transferees and assigns of the respective parties hereto.

     g. Beneficiary: As used herein, the term "Beneficiary" shall mean the person or persons (who may be designated contingently or successively and who may be an entity other than an individual, including an estate or trust)
designated on a written form prescribed by the Board of Directors to receive the expiration of Agreement or death benefits described in Section 8. above. Each
Beneficiary designation shall be effective only when filed with the Secretary of the Company during the Executive's lifetime. Each Beneficiary designation filed with the Secretary will cancel all designations previously so filed.

     If the Executive fails to properly designate a Beneficiary or if the
Beneficiary predeceases the Executive or dies before complete distribution of the benefit has been made, the Company shall distribute the benefit (or balance thereof) to the surviving spouse of the Executive or if he be then deceased to the Executive's estate.

     h. Legal Fees and Costs: If a legal action is initiated by any party to this Agreement against another, arising out of or relating to the alleged performance or non-performance of any right or obligation established hereunder, or any dispute concerning the same, any and all fees, costs and expenses reasonably incurred by each successful party or him or its legal counsel in investigating, preparing for, prosecuting, defending against, or providing evidence, producing documents or taking any other action in respect of, such action shall be the joint and several obligation of and shall be paid or reimbursed by the unsuccessful party.

IN WITNESS WHEREOF, the parties have hereunto executed this Agreement.

    Jerry E. White, Executive                  GenoMed, Inc.

By: Jerry E. White                         By: David Siddons
    Jerry E. White                             David Siddons - Chairman

Attest:
Witnesses:

   Sign /s/Carl Smith, III                     /s/R. Craig Hall
        Name                                   Name
Printed:   Carl Smith, III                        R. Craig Hall

EXHIBIT B

                             STOCK OPTION AGREEMENT

     THIS STOCK OPTION AGREEMENT is entered into on this 25th day of October
2002 between Genomed Inc., a Florida Corporation and Jerry White(Optionee).

                              W I T N E S S E T H:

WHEREAS, the Corporation has authorized Voting Common Stock with $.001 par value per share; and

WHEREAS, the Corporation wishes to grant to the Optionee the right to purchase the Corporation's Voting Common Stock (hereinafter referred to as the Stock)
upon the terms and conditions hereinafter provided.

NOW THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance thereof and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.   Stock Option. The Corporation hereby grants to Optionee an option (the
          Option) to purchase 6,000,000 shares of the Company's Common Stock
          (the Option Shares) on the terms and conditions set forth herein.

     2.   Exercise Price. The exercise price (the Exercise price) for each share of Stock covered by the Option shall be twenty percent of the average of bid and ask of the common stock of the Company at the close of trading on October 25, 2002.

     3.   Vesting of Options
          The Option Shares shall vest as of the date of this agreement and shall be exercisable by the Optionee at anytime over a period of ten years from the date of execution of this agreement.

     4.   Adjustment of Options. The grant of the Option hereunder shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.
          The Corporation shall have the sole discretion to make all interpretations and determinations required under this Paragraph to the extent it deems equitable and appropriate.

     5.   Exercise of Options.

          A    Exercise Privilege. Optionee shall have a vested right to
               purchase the number of Option Shares at the times and price provided in paragraph 2 and 3 herein.

          B.   Partial Exercise. Subject to the terms of this Agreement, the
               Option may be exercised for all or any part of the Option Shares with respect to which this Option is exercisable under paragraph
               A immediately above.

          C.   Method of Exercising Option. The Option granted hereunder, or any portion thereof, may be exercised by the Optionee by delivering to the Corporation at its main office (to the attention of the
               Corporation's Secretary) written notice of the number of shares of Stock with respect to which the Option is being exercised and by paying in full the purchase price of the shares of Stock so purchased.

          D.   Nonassignability of Options. The Option granted hereunder has no independent value, and shall not be assignable or transferrable by the Optionee. During the life of the  Optionee, the Option shall be exercisable only by the Optionee. Any attempt to assign, pledge, transfer, hypothecate or otherwise dispose of the Option, and any levy of execution, attachment or similar process on the
               Option shall be null and void and of no force and effect.

          E.   No Exercise after Ten years. This Option shall in no event be exercisable after ten years from the effective date of this
               Agreement.

          F.   Issuance of Stock Certificates Upon Exercise. Subject to the
               Provisions of this Agreement, upon receipt of the Exercise Price for any Option shares of Stock, the Corporation shall issue to
               Optionee shares of Stock equal to the number of shares purchased under the Option.

     6.   No Rights as a Shareholder.  The Optionee shall not have any rights as a shareholder with respect to any shares of Stock covered by the
          Option hereunder until the issuance of a stock certificate for such shares. No adjustment shall be made on the issuance of a stock certificate to the Optionee as to any dividends or other rights for which the record date occurred prior to the date of issuance of such certificate.

     7.   Binding Effect. This Agreement shall be binding upon the executors, administrators, heirs, legal representatives and successors of the parties hereto.

     8.   Amendments. The Corporation's Board of Directors shall have the right to amend and supplement this Agreement from time to time.

     9.   Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida.

     10.  Notices.  All notices and other communications under this Agreement shall be in  writing, and shall be deemed to have been duly  given on the date of delivery if delivered personally or when received to the party to whom notice is to be given, by certified mail, return receipt requested, postage pre-paid, and addressed as follows, until any such address is changed by notice duly given:

               To the Optionee at:      ________________________
                                        ________________________
                                        ________________________

               To the Corporation at:     GenoMed, Inc
                                          4560 Clayton Ave
                                          St. Louis, MO  63110

     11.  Exemption from  Registration.  The option and underlying common shares have not been registered under the Securities Act of 1933, as amended.
          Optionee acknowledges that the Company has no obligation to register the options or underlying common shares. Each option and each share of common stock underlying the option shall have the following restrictive legend.

                    "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
               BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR
               APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD,
               TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i)
               REGISTRATION UNDER THE SECUIRTIES ACT OF 1933, AS AMENDED, AND
               APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE
               CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE
               CORPORATION THAT SAID SECURITIES AND THE TRANSFER THEREOF ARE
               EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITES ACT OF
               1933 AND APPLICABLE STATE SECURITIES LAWS."

     12.  Enforcement. If any portion of this Agreement shall be determined to be invalid or unenforceable, the remainder of the Agreement shall be valid and enforceable to the extent possible.

     IN WITNESS WHEREOF, this Agreement has been duly executed on the date first above written.

GENOMED, INC.                              OPTIONEE: Jerry White

By:/s/Dr. David Moskowitz                     /s/Jerry White
      Dr. David Moskowitz-President              Jerry White